GUSTAVSON ASSOCIATES

GEOLOGISTS · ENGINEERS · ECONOMISTS · APPRAISERS

March 1, 2011

Mr. Harrison Blacker
President
Dejour Energy (USA) Corp.
1401 17th Street, Suite 300
Denver, CO 80202

Subject: Reserve Estimate and Financial Forecast as to Dejour's Interests in the Gibson Gulch Area, Garfield County, Colorado

Dear Hal:

As you requested, Gustavson Associates has conducted an independent reserve evaluation and estimated the future revenue attributable as to Dejour Energy's interests in future oil and gas production associated with the Proved Undeveloped locations located in the Gibson Gulch Project Area, Garfield County, Colorado. Reserves have been estimated based on analysis of analogous well production data. Estimates and projections have been made as of January 1, 2011. Reserves have been estimated in accordance with the US Securities and Exchange Commission's (SEC) definitions and guidelines.

In general, Proved Undeveloped (PUD) reserves have been assigned to locations within the area delineated by successful wells and logged net pay, limited to the number of wells in Dejour's five-year plan, comprising 68 locations with a drilling schedule starting with 12 wells drilled in the 4th quarter of 2011, 12 wells drilled in the 3th quarter of 2012, 16 wells per year in 2013 and 2014, and 12 wells per year in 2015. Significant upside to this amount includes an additional 25 locations that could be considered PUD, and 127 more locations that could be considered Probable, but for the requirement in the latest SEC guidelines for commitment to drill within five years. The estimated ultimate recovery (EUR) for each location was based on the average EUR from 41 wells in the immediate area, 1.166 BCF. Many of these wells were completed in multiple zones, including Williams Fork, Rollins, Cozette, and Corcoran. The average EUR was based on the sum of the average EUR for each completed zone.

The estimated net reserves volumes and associated net cash flow estimates are summarized below.

Summary of Net Reserves and Projected Before Tax Cash Flow

Reserves Category	Net Gas Reserves, MMCF	Net Oil Reserves, MBO	Net Present Value, thousands of US$ Discounted at		
			0%	10%	15%
Proved Undeveloped, Flat Pricing	45,308	326	88,990	26,089	14,289
Proved Undeveloped, Forecast Pricing	45,308	326	176,750	61,186	40,243

Drilling was assumed to begin in October 2011, with expected drilling and completion costs of $1,650 M per well. Initially, 4 wells are assumed to be drilled per month for three months in the 4th quarter of 2011, coming on line the month after drilling. This program is repeated in 2012 followed by the drilling of 16 wells per year in 2013 and 2014, and the drilling of 12 wells in 2015. Operating costs are estimated at $2,000 per well per month based on our experience with similar wells in the area. Abandonment costs were not included and would have a minimal impact. State and local production taxes are estimated at 7% of revenue. Oil prices were based on the average of the West Texas Intermediate (WTI) pricing from the first day of each month of 2010, adjusted each month by the average differential between Colorado pricing[1] and WTI. Similarly, gas prices were calculated for the posted gas prices at Henry Hub, adjusted for the differential to Colorado Interstate Gas (CIG) mainline pricing, and adjusted for a BTU content of 1150 BTU/CF. For the forecast price case, NYMEX futures strips from December 31, 2010 were used for WTI (adjusted by the average oil price differential for 2010) and Henry Hub, adjusted by the futures strip for the CIG differential and BTU content. After the end of the futures strip, prices were held flat. Cost and prices were held flat for the SEC base case, and escalated at 2% for the forecast case until flat pricing is reached. Thereafter costs were held flat. A summary cash flow for each pricing scenario is included in Tables 1 and 2. Dejour's interests in the property are reported to be 71.43% working interest with a 20% royalty burden for net revenue interest of 57.14%.

Limiting Conditions and Disclaimers

The accuracy of any reserve report or resource evaluation is a function of available data and of engineering and geologic interpretation and judgment. While the evaluation presented herein is believed to be reasonable, it should be viewed with the understanding that subsequent reservoir performance or changes in pricing structure, market demand, or other economic parameters may justify its revision.

[1] http://tonto.eia.doe.gov/dnav/pet/pet_pri_dfp1_k_m.htm

Gustavson Associates, LLC, holds neither direct nor indirect financial interest in the subject property, the company operating the subject acreage, or in any other affiliated companies.

All data and work files utilized in the preparation of this report are available for examination in our offices. Please contact us if we can be of assistance. We appreciate the opportunity to be of service and look forward to further serving Dejour Energy (USA) Corp.

Sincerely,

GUSTAVSON ASSOCIATES, LLC.

Letha C. Lencioni, P.E.
Vice-President, Petroleum Engineering
Registered Professional Engineer, State of Colorado, # 29506

Table 1 Summary Cash Flow Forecast, Proved Undeveloped Reserves, Flat Pricing

PROVED UNDEVLOPED RESERVES
TO THE INTEREST OF
DEJOUR ENERGY (USA) CORP

DATE: 03/01/11
TIME: 12:17:19
FILE: DEJOUR~1
PROP: 0
STID: BASE
.CMD: DEJOUR
.OUT: SAMPLE

R E S E R V E S   A N D   E C O N O M I C S

AS OF JANUARY 1, 2011

-END- MO-YR	GROSS PRODUCTION OIL, MBBL	GROSS PRODUCTION GAS, MMCF	NET PRODUCTION OIL, MBBL	NET PRODUCTION GAS, MMCF	PRICES OIL $/B	PRICES GAS $/M	OPERATIONS, M$ NET OPER REVENUES	OPERATIONS, M$ SEV+ADV TAXES	OPERATIONS, M$ NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	10.00 PCT CUM. DISC BTAX, M$
12-10	.000	.000	.000	.000	.00	.00	.000	.000	.000	.000	.000	.000
12-11	6.168	856.712	3.524	489.552	73.13	4.54	2480.280	173.616	34.288	14142.942	-11870.566	-11082.796
12-12	31.516	4376.568	18.008	2500.904	73.13	4.54	12671.028	886.964	274.288	14142.942	-2633.166	-13377.384
12-13	41.464	5759.100	23.696	3290.920	73.13	4.54	16673.664	1167.144	491.432	18857.256	-3842.168	-16352.248
12-14	54.784	7609.012	31.300	4348.020	73.13	4.54	22028.972	1542.012	765.720	18857.256	863.984	-15685.416
12-15	61.476	8537.620	35.124	4878.656	73.13	4.54	24717.716	1730.224	1028.580	14142.942	7815.970	-10604.600
12-16	50.352	6993.928	28.768	3996.548	73.13	4.54	20248.132	1417.360	1165.724	.000	17665.048	-146.444
12-17	34.744	4825.744	19.848	2757.584	73.13	4.54	13970.912	977.960	1165.724	.000	11827.228	6219.032
12-18	27.136	3769.176	15.500	2153.832	73.13	4.54	10911.916	763.832	1165.724	.000	8982.360	10613.896
12-19	22.440	3116.196	12.820	1780.696	73.13	4.54	9021.892	631.536	1165.724	.000	7224.632	13827.392
12-20	19.188	2665.896	10.960	1523.372	73.13	4.54	7717.620	540.236	1165.724	.000	6011.660	16258.276
12-21	16.804	2334.176	9.600	1333.816	73.13	4.54	6757.580	473.032	1165.724	.000	5118.824	18139.964
12-22	14.972	2078.656	8.552	1187.804	73.13	4.54	6018.036	421.264	1165.724	.000	4431.048	19620.736
12-23	13.504	1875.268	7.720	1071.576	73.13	4.54	5429.512	380.064	1165.724	.000	3883.724	20800.620
12-24	12.308	1709.268	7.036	976.720	73.13	4.54	4948.832	346.416	1165.724	.000	3436.692	21749.788
12-25	11.312	1571.056	6.464	897.740	73.13	4.54	4548.436	318.388	1165.724	.000	3064.324	22519.180
12-26	10.472	1454.084	5.992	830.900	73.13	4.54	4210.476	294.732	1165.724	.000	2750.020	23146.876
12-27	9.744	1353.760	5.572	773.576	73.13	4.54	3919.516	274.372	1165.724	.000	2479.420	23661.356
12-28	9.112	1266.712	5.208	723.844	73.13	4.54	3667.120	256.700	1165.724	.000	2244.696	24084.792
12-29	8.580	1190.432	4.908	680.256	73.13	4.54	3447.288	241.320	1165.724	.000	2040.244	24434.672
S TOT	456.076	63343.364	260.600	36196.316	73.13	4.54	183388.928	12837.172	18914.444	80143.338	71493.974	24434.672
REM.	114.784	15944.636	65.688	9111.260	73.13	4.54	46168.952	3231.820	25441.124	.000	17496.008	26088.592
TOTAL	570.860	79288.000	326.288	45307.576	73.13	4.54	229557.880	16068.992	44355.568	80143.338	88989.982	26088.592
CUM.	.000	.000										
ULT.	570.860	79288.000										

NET OIL REVENUES (M$)	23861.448
NET GAS REVENUES (M$)	205696.432
TOTAL REVENUES (M$)	229557.880

BTAX RATE OF RETURN (PCT)	28.66
BTAX PAYOUT	07/18/2016
BTAX PAYOUT (DISC)	01/09/2017
BTAX NET INCOME/INVEST	2.11
BTAX NET INCOME/INVEST (DISC)	1.42

PROJECT LIFE (YEARS)	43.050
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	.000
GROSS GAS WELLS	68.000
GROSS WELLS	68.000

PRESENT WORTH PROFILE

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	88989.948	30.0	-848.756
2.0	68127.144	35.0	-3025.572
5.0	46923.156	40.0	-4544.868
8.0	32928.604	45.0	-5613.900
10.0	26088.592	50.0	-6367.228
12.0	20623.896	60.0	-7260.304
15.0	14289.216	70.0	-7662.672
18.0	9546.496	80.0	-7795.500
20.0	7027.996	90.0	-7777.108
25.0	2316.644	100.0	-7673.660

Table 2 Summary Cash Flow Forecast, Proved Undeveloped Reserves, Forecast Pricing

PROVED UNDEVLOPED RESERVES
TO THE INTEREST OF
DEJOUR ENERGY (USA) CORP

DATE: 03/01/11
TIME: 12:19:50
FILE: DEJOUR~2
PROP: 0
STID: BASE
.CMD: DEJOUR
.OUT: SAMPLE

RESERVES AND ECONOMICS

AS OF JANUARY 1, 2011

-END-	---GROSS PRODUCTION---		----NET PRODUCTION----		--PRICES---		--------OPERATIONS, M$--------					10.00 PCT
MO-YR	OIL, MBBL	GAS, MMCF	OIL, MBBL	GAS, MMCF	OIL $/B	GAS $/M	NET OPER REVENUES	SEV+ADV TAXES	NET OPER EXPENSES	CAPITAL COSTS, M$	CASH FLOW BTAX, M$	CUM. DISC BTAX, M$
12-10	.000	.000	.000	.000	.00	.00	.000	.000	.000	.000	.000	.000
12-11	6.168	856.712	3.524	489.552	87.37	5.36	2931.888	205.232	34.968	14142.942	-11451.254	-10698.112
12-12	31.516	4376.568	18.008	2500.904	86.37	5.60	15560.416	1089.224	285.372	14142.942	42.878	-10698.324
12-13	41.464	5759.100	23.696	3290.920	85.83	5.78	21055.340	1473.868	521.504	18857.256	202.712	-10518.532
12-14	54.784	7609.012	31.300	4348.020	85.98	5.95	28561.884	1999.336	828.836	18857.256	6876.456	-5578.128
12-15	61.476	8537.620	35.124	4878.656	86.54	6.13	32945.796	2306.200	1135.620	14142.942	15361.034	4388.684
12-16	50.352	6993.928	28.768	3996.548	87.26	6.33	27808.440	1946.592	1312.808	.000	24549.040	18922.340
12-17	34.744	4825.744	19.848	2757.584	87.82	6.54	19777.644	1384.432	1339.056	.000	17054.156	28100.960
12-18	27.136	3769.176	15.500	2153.832	88.49	6.75	15909.968	1113.704	1365.848	.000	13430.416	34672.152
12-19	22.440	3116.196	12.820	1780.696	88.49	6.96	13528.084	946.960	1393.116	.000	11188.008	39648.548
12-20	19.188	2665.896	10.960	1523.372	88.49	7.18	11907.664	833.536	1420.996	.000	9653.132	43551.900
12-21	16.804	2334.176	9.600	1333.816	88.49	7.39	10706.400	749.452	1449.420	.000	8507.528	46679.284
12-22	14.972	2078.656	8.552	1187.804	88.49	7.66	9855.340	689.868	1478.388	.000	7687.084	49248.176
12-23	13.504	1875.268	7.720	1071.576	88.49	7.66	8891.408	622.396	1478.388	.000	6790.624	51311.184
12-24	12.308	1709.268	7.036	976.720	88.49	7.66	8104.288	567.304	1478.388	.000	6058.596	52984.472
12-25	11.312	1571.056	6.464	897.740	88.49	7.66	7448.692	521.412	1478.388	.000	5448.892	54352.560
12-26	10.472	1454.084	5.992	830.900	88.49	7.66	6894.936	482.652	1478.388	.000	4933.896	55478.728
12-27	9.744	1353.760	5.572	773.576	88.49	7.66	6418.672	449.316	1478.388	.000	4490.968	56410.612
12-28	9.112	1266.712	5.208	723.844	88.49	7.66	6005.508	420.396	1478.388	.000	4106.724	57185.292
12-29	8.580	1190.432	4.908	680.256	88.49	7.66	5645.076	395.164	1478.388	.000	3771.524	57832.072
S TOT	456.076	63343.364	260.600	36196.316	87.34	6.55	259957.444	18197.044	22914.648	80143.338	138702.414	57832.072
REM.	114.784	15944.636	65.688	9111.260	88.49	7.66	75605.120	5292.444	32264.824	.000	38047.852	61186.000
TOTAL	570.860	79288.000	326.288	45307.576	87.57	6.78	335562.564	23489.488	55179.472	80143.338	176750.266	61186.000
CUM.	.000	.000										
ULT.	570.860	79288.000										

NET OIL REVENUES (M$)	28572.376
NET GAS REVENUES (M$)	306990.188
TOTAL REVENUES (M$)	335562.564

BTAX RATE OF RETURN (PCT)	54.00
BTAX PAYOUT	08/16/2015
BTAX PAYOUT (DISC)	10/08/2015
BTAX NET INCOME/INVEST	3.21
BTAX NET INCOME/INVEST (DISC)	1.98

PROJECT LIFE (YEARS)	43.050
DISCOUNT RATE (PCT)	10.000
GROSS OIL WELLS	.000
GROSS GAS WELLS	68.000
GROSS WELLS	68.000

----------PRESENT WORTH PROFILE----------

DISC RATE	PW OF NET BTAX, M$	DISC RATE	PW OF NET BTAX, M$
.0	176750.232	30.0	12578.744
2.0	137372.704	35.0	8281.980
5.0	98469.052	40.0	5128.116
8.0	73348.676	45.0	2769.064
10.0	61186.000	50.0	977.864
12.0	51493.684	60.0	-1466.212
15.0	40243.052	70.0	-2956.964
18.0	31763.420	80.0	-3884.416
20.0	27219.636	90.0	-4464.716
25.0	18576.052	100.0	-4824.076